COVENANT, GUARANTY AND ESCROW AGREEMENT

DATE	February 2, 2006

PARTIES

Guarantors

"Headliners"	Headliners Entertainment Group, Inc.
                501 Bloomfield Avenue, Montclair NJ 07042

"G&H"           G&H Management, LLC
                501 Bloomfield Avenue, Montclair NJ 07042

"Rodriguez"	Eduardo Rodriguez, individually
                97 Winged Foot Drive, Livingston, NJ 07039

"Maker"         Rascals Montclair, Inc.
                501 Bloomfield Avenue, Montclair NJ 07042

"Payee"         Anomaly Capital, LLC
                121 Monmouth Street, Suite A, Red Bank, NJ 07701

"Escrow Agent"	C. Tiffanie Eagan, Esq,
                27 Dehart Street, Morristown, NJ 07960

"Note"          Promissory Note dated February 1, 2006

"Obligations"	All debts, liabilities and obligations of Maker to Payee
                under the Note.

PREMISES

1. Headliners is a party to a management agreement with the Maker, under which Headliners benefits from the business conducted in the Maker's premises.

2. G&H is a principal shareholder of Headliners, and Rodriguez is the Chief Executive Officer of both Maker and Headliners.

3. The Guarantors, because of their interest in the business of Maker, have agreed to make certain covenants and commitments in order to induce Payee to lend money to Maker.


AGREEMENT

1. Guaranty. The Guarantors hereby, jointly and severally, guarantee payment of the Obligations.

2. Stock Issuance. Headliners agrees that, immediately after the funding of the Note, it will issue to Payee Two Million (2,000,000) shares of common stock (the "Inducement Shares"). Payee understands that the Inducement Shares will not be "free-trading, and represents that he is taking the Inducement Shares for investment, without any intention of distributing the Inducement Shares prior to the effective date of the Registration Statement identified below.

3. Registration Rights. Within sixty (60) days after the execution of this Agreement, the Company shall file with the Securities and Exchange Commission a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of counsel for the Company in order to comply with the provisions of the Securities Act, so as to permit a public sale by the Payee of the Inducement Shares and the Pledged Shares (collectively, the "Registrable Shares"). In connection with the registration of the Registrable Shares, the Company covenants and agrees as follows:

     a) The Company will use its best efforts to cause the registration statement to be declared effective as promptly as practicable. The Company will comply and provide any and all documents required to have the Registration Statement declared effective. The Company will provide any such information and/or documentation to the Securities and Exchange Commission within ten (10) days of any request.

     b)  Until either (i) all of the Registrable Shares have been sold or
         (ii) the Payee will be able to sell all of the remaining
         Registrable Shares in the public market without a prospectus, the Company will file such amendments to the registration statement as are necessary in order to permit continued use of the prospectus.

     c) Payee shall have the right to request copies of all such filings, amendments and/or correspondence to and from the Securities and Exchange Commission.

4.   Pledge and Escrow.

     a. Immediately after the funding of the Note, Headliners will cause a certificate (the "Certificate") for seven million five hundred thousand (7,500,000) shares of common stock (the "Pledged Shares") to be issued in the name of the Payee and delivered to the Escrow Agent. The Escrow Agent will hold the Certificate in safe-keeping until she delivers it in accordance with the provisions of this Section 4.

     b. In the event that Payee delivers to the Escrow Agent documentary evidence sufficient to satisfy her that an Event of Default under the Note has occurred, then the Escrow Agent shall notify Headliners in writing of said Default and provide evidence of Default. If within five (5) days of written notice to Headliners by Escrow Agent, Escrow Agent has not received sufficient evidence from Headliners that said Default has been cured, Escrow Agent shall deliver the Certificate to Payee.

     c.  In the event that Headliners or Maker delivers to the Escrow
         Agent documentary evidence sufficient to satisfy her that the Note has been satisfied in full, then the Escrow Agent shall notify Payee of the delivery. If within ten (10) days of notice to Payee, Escrow Agent has not received from Payee evidence to the contrary that the Note has not been paid in full, Escrow Agent will release the Certificate to Headliners.

     d. The Escrow Agent shall have no duties or obligations under this Agreement except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action other than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by her hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of her discretion in any particular manner or for any other reason except for her gross negligence or willful misconduct.

     e. If the Escrow Agent receives a notice from any party that a dispute exists with respect to the delivery and/or ownership or right of possession of the Certificate, the Escrow Agent shall retain the Certificate in her possession and shall deliver such Certificate in accordance with the joint written instructions of all parties to the dispute or a final order, decree or judgment of a court of competent jurisdiction. The Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings with respect to the Certificate. The Escrow Agent may resign and be discharged of her duties hereunder at any time by giving written notice to all of the parties hereto. Such resignation shall take effect twenty (20) days after the giving of such notice or upon the earlier receipt by the Escrow Agent of an instrument of acceptance executed by a successor escrow agent and upon delivery by the Escrow Agent of the Certificate to such successor. The Escrow Agent shall also be discharged of her duties and obligations hereunder upon deposit in a court of competent jurisdiction of the Certificate and any other documents or instruments then held by the Escrow Agent hereunder.

5. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by an overnight delivery or courier service with a national reputation or delivered in person or by facsimile to the party to whom it is to be given at the address of such party set forth in this Section 5 (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 5.

         If to Payee:

         Anomaly Capital, LLC
         121 Monmouth Street, Suite A
         Red Bank, NJ 07701
         Fax:

         If to Maker, G&H, Headliners or Rodriguez:

         Headliners Entertainment Group, Inc.
         401 Bloomfield Avenue
         Montclair, NJ 07042
         Fax:  973-233-1299

         with a copy to (which copy shall not constitute notice):

         Robert Brantl, Esq.
         322 Fourth Street
         Brooklyn, New York 11215-2805
         Fax:  718-965-4042

         If to Escrow Agent:

         C. Tiffanie Eagan, Esq.
         Eagan & Associates, LLC
         27 Dehart Street
         Morristown, NJ 07960
         Fax:  973-285-9914

Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt.

IN WITNESS WHEREOF, the parties have made this agreement.

HEADLINERS ENTERTAINMENT GROUP, INC.        RASCALS MONTCLAIR, INC.

By: /s/ Ed Rodriguez                        By: /s/ Ed Rodriguez
-----------------------------               -----------------------------
Ed Rodriguez, President                     Ed Rodriguez, President


G&H MANAGEMENT, LLC                         ANOMALY CAPITAL, LLC


By: /s/ Ed Rodriguez                        By: /s/ Michael Salerno
-----------------------------               -----------------------------
Ed Rodriguez, Manager                       Michael Salerno, Manager



/s/ Eduardo Rodriguez                       /s/ C. Tiffanie Eagan
-------------------------------             -----------------------------
EDUARDO RODRIGUEZ, Individually             C. TIFFANIE EAGAN, ESQ.